UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant    ☐

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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Allianz Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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URGENT

TIME IS RUNNING OUT TO CAST YOUR VOTE.

WE NEED YOUR RESPONSE TODAY.

PLEASE TAKE A MOMENT TO CAST YOUR VOTE NOW.

Allianz CCM Capital Appreciation, Allianz CCM Emerging Companies and Allianz CCM Mid-Cap Funds

August 23, 2010

Dear Valued Shareholder:

Your fund still has not received the required vote to hold its Special Shareholder Meeting. While the overwhelming majority of the shares voting are voting in favor of the proposal to reorganize your existing Fund into a corresponding new fund, which is a series of The Managers Funds, not enough shares are currently represented to hold the meeting. The adjourned meeting will now take place on August 26, 2010 at the offices of Allianz Global Investors Fund Management LLC, 1345 Avenue of the Americas, New York, New York at 3:00 p.m. Eastern Time.

AS YOU ARE A MAJOR HOLDER OF UNVOTED SHARES IN THE FUND WE ARE REACHING OUT TO YOU AGAIN TO ASK YOU TO VOTE. HOWEVER YOU CHOOSE TO VOTE, IT IS IMPORTANT THAT YOU VOTE.

For your convenience, another copy of your proxy card is enclosed. Should you have any questions regarding the proposal, please call 1-800-591-6309 extension 6920 to speak with a representative.

To vote your shares, the following convenient voting options have been set up for you.

1. To vote by Touchtone Phone. Cast your vote by calling the touchtone phone number printed on the enclosed proxy card.

2. To vote through the Internet. You may cast your vote using the internet by logging on to the internet address printed on the enclosed proxy card and following the instructions on the website.

Again, please do not hesitate to call toll-free 1-800-591-6309 extension 6920 if you have any questions regarding the proposal.

No matter how many shares you own, your vote is important. Thank you for your assistance with this important matter.

Sincerely,

/S/ E. BLAKE MOORE, JR.
E. Blake Moore, Jr. President and Chief Executive Officer	OBO-